Westwood Holdings Group, Inc. Reports First Quarter 2026 Results
Assets Under Management grew to $18.3 billion, an increase of $0.8 billion
Enhanced Income Series™ ETFs surpassed $300 million and gained approval on its first major wirehouse platform
Westwood Energy Secondaries Fund II's final close exceeded $300 million in capital commitments
Institutional reported gross sales of $322 million, including our first institutional MIS client
Dallas, TX, April 30, 2026 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported first quarter 2026 earnings. Significant items included:
▪Investment strategies beating their primary benchmarks included SMidCap, MidCap, Platinum, Select Equity, Dividend Select, Income Opportunity, Income SMA, Multi-Asset Income, Alternative Income, Tactical Growth and MLP SMA.
▪SMidCap, Select Equity, Dividend Select, Income Opportunity, Tactical Growth and MLP SMA posted top quartile rankings vs. peers.
▪Quarterly revenues totaled $25.0 million vs. $27.1 million in the fourth quarter and $23.3 million a year ago. Income of $0.8 million compared with $1.9 million in the fourth quarter and $0.5 million in 2025's first quarter.
▪Non-GAAP Economic Earnings of $2.8 million compared with $3.3 million in the fourth quarter and $2.5 million in the first quarter of 2025.
▪Westwood held $52.1 million in cash and investments as of March 31, 2026. Stockholders' equity totaled $125.0 million and we carry no debt.
▪We declared a cash dividend of $0.15 per common share, payable on July 1, 2026 to stockholders of record on June 1, 2026.
Brian Casey, Westwood’s CEO, commented, "The first quarter of 2026 reflects the continued evolution of Westwood's business. AUM grew to $18.3 billion, driven by strong momentum in our Energy and Real Assets strategies, the final close of Westwood Energy Secondaries Fund II at more than twice its original target, and our ETF platform surpassing $300 million in combined assets. The structural shift in client allocations toward income-oriented and private market solutions reinforces our conviction that Westwood's diversified platform is well-positioned for the environment ahead. We continue to invest in new solutions for our customers, incurring compensation expense ahead of expected returns from growth in AUM and revenue.”
Firmwide assets under management and advisement totaled $18.3 billion, consisting of assets under management ("AUM") of $17.3 billion and assets under advisement ("AUA") of $0.9 billion.
First quarter revenues were lower than the fourth quarter due to lower quarterly average AUM as well as fourth quarter recognition of performance fees for the prior year. First quarter net income of $0.8 million was lower than the fourth quarter's net income of $1.9 million on lower revenues and higher compensation expenses, offset by gains from our investment in a private bank and lower income taxes. Diluted earnings per share ("EPS") of $0.09 compared to $0.21 for the fourth quarter. Non-GAAP Economic Earnings of $2.8 million, or $0.31 per share, compared with $3.3 million, or $0.36 per share, in the fourth quarter.
First quarter revenues were higher than last year's first quarter due to solid growth in our business, reflected in higher average AUM and growth from our ETFs and private energy secondaries funds. First quarter net income of $0.8 million compared favorably to last year's first quarter income of $0.5 million due to 2026's higher revenues and gains from our investment in a private bank, offset by higher compensation expenses. Diluted EPS of $0.09 compared with $0.05 for 2025's first quarter. Non-GAAP Economic Earnings were $2.8 million, or $0.31 per share, compared with $2.5 million, or $0.29 per share, in the first quarter of 2025.
Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss first quarter 2026 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://register-conf.media-server.com/register/BIdb34b349c6fa4805b8602ecfcfffcf2e
After registering, you will be provided with a dial-in number containing a personalized PIN.
To view the webcast, please register here: https://edge.media-server.com/mmc/p/kxpx4oyr
Once registered, an email will be sent with important details for this conference call, as well as a unique Registrant ID.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group (NYSE: WHG) is a boutique asset management firm that offers a diverse array of actively-managed and outcome-oriented investment strategies, along with white-glove trust and wealth services, to institutional, intermediary and private wealth clients. For over 40 years, Westwood’s client-first approach has fostered strong, long-term client relationships due to our unwavering commitment to delivering bespoke investment strategies with a vehicle-optimized approach, exceptional counsel and unparalleled client service. Our flexible and agile approach to investing allows us to adapt to constantly changing markets, while continually seeking innovative strategies that meet our investors’ short and long-term needs.
Our team at Westwood comes from varied backgrounds and life experiences, which reflects our origins as a woman-founded firm. We are committed to incorporating diverse insights and knowledge into all aspects of our services and solutions. Our culture and approach to our business reflect our core values - integrity, reliability, responsiveness, adaptability, teamwork and driving results - and underpin our constant pursuit of excellence.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM and AUA; our ability to maintain our fee structure in light of competitive fee pressures; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; we have made and may continue to make business combinations as a part of our business strategy, which may present certain risks and uncertainties; our relationships with investment consulting firms; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2025 and its quarterly report on Form 10-Q for the quarter ended March 31, 2026. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
REVENUES:
Advisory fees:
Asset-based	$19,309	$20,149	$17,731
Performance-based	—	874	—
Trust fees	5,318	5,646	5,429
Trust performance-based fees	—	260	—
Other, net	339	172	92
Total revenues	24,966	27,101	23,252
EXPENSES:
Employee compensation and benefits	17,170	15,427	14,501
Sales and marketing	660	694	760
Westwood funds	864	1,303	897
Information technology	2,636	2,630	2,667
Professional services	2,146	2,225	1,613
General and administrative	2,986	2,658	2,882
Total expenses	26,462	24,937	23,320
Net operating income (loss)	(1,496)	2,164	(68)
Realized gains on private investments	2,046	—	—
Net change in unrealized depreciation on private investments	(15)	—	—
Net investment income	293	470	383
Other income	—	291	277
Income before income taxes	828	2,925	592
Income tax provision	46	1,085	115
Net income	$782	$1,840	$477
Less: income (loss) attributable to noncontrolling interest	—	(23)	(1)
Income attributable to Westwood Holdings Group, Inc.	$782	$1,863	$478
Earnings per Westwood Holdings Group, Inc. share:
Basic	$0.09	$0.22	$0.06
Diluted	$0.09	$0.21	$0.05
Weighted average shares outstanding:
Basic	8,498,350	8,418,874	8,253,912
Diluted	9,041,922	9,003,337	8,781,743
Economic Earnings	$2,847	$3,276	$2,514
Economic EPS	$0.31	$0.36	$0.29
Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$23,413	$26,249
Accounts receivable	16,372	16,751
Investments, at fair value (amortized cost of $14,426 and $19,923)	15,584	21,433
Investments under measurement alternative	13,105	15,697
Equity method investments	4,254	4,303
Other assets	8,044	7,501
Goodwill	39,501	39,501
Deferred income taxes	2,492	2,452
Operating lease right-of-use assets	9,512	9,676
Intangible assets, net	17,417	18,199
Property and equipment, net of accumulated depreciation of $9,044 and $8,952	681	536
Total assets	$150,375	$162,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$5,642	$7,584
Dividends payable	2,488	2,701
Compensation and benefits payable	4,653	13,626
Operating lease liabilities	10,017	10,171
Income taxes payable	1,510	1,493
Total liabilities	24,310	35,575
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 12,551,091 and 12,337,758, respectively and outstanding 9,487,973 and 9,394,066, respectively	126	124
Additional paid-in capital	207,379	206,120
Treasury stock, at cost – 3,063,118 and 2,986,692 shares, respectively	(90,900)	(89,612)
Retained earnings	8,352	8,983
Total Westwood Holdings Group, Inc. stockholders’ equity	124,957	125,615
Noncontrolling interest in consolidated subsidiary	1,108	1,108
Total equity	126,065	126,723
Total liabilities and stockholders’ equity	$150,375	$162,298

WESTWOOD HOLDINGS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$782	$477
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	101	132
Amortization of intangible assets	782	1,045
Net change in unrealized (appreciation) depreciation on investments	(477)	80
Stock-based compensation expense	1,261	1,327
Deferred income taxes	(40)	(226)
Non-cash lease expense	164	296
Changes in operating assets and liabilities:
Accounts receivable	379	(1,608)
Other assets	(522)	(696)
Accounts payable and accrued liabilities	(1,942)	(464)
Compensation and benefits payable	(8,973)	(8,508)
Income taxes receivable and payable	17	109
Other liabilities	(176)	(381)
Net sales of equity investments	6,077	7,959
Contingent consideration	—	(4,442)
Net cash used in operating activities	(2,567)	(4,900)
CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of investments	2,792	—
Purchases of property and equipment	(246)	(6)
Purchases of investments	(200)	(1,000)
Additions to internally developed software	—	(412)
Returns of capital from investments	298	—
Net cash provided by (used in) investing activities	2,644	(1,418)
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted stock returned for payment of taxes	(1,288)	(1,335)
Payment of contingent consideration in acquisition	—	(201)
Cash dividends	(1,625)	(1,575)
Net cash used in financing activities	(2,913)	(3,111)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,836)	(9,429)
Cash and cash equivalents, beginning of period	26,249	18,847
Cash and cash equivalents, end of period	$23,413	$9,418
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$75	$232
Accrued dividends	$2,488	$2,299
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$36

WESTWOOD HOLDINGS GROUP, INC.
Reconciliation of Income Attributable to Westwood Holdings Group, Inc. to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic earnings and Economic earnings per share. We provide these measures in addition to, not as a substitute for, income attributable to Westwood Holdings Group, Inc. and earnings per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic earnings and Economic earnings per share to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP income attributable to Westwood Holdings Group, Inc. or earnings per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic earnings as income attributable to Westwood Holdings Group, Inc. plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. Although gains and losses from changes in the fair value of contingent consideration are non-cash, we do not add or subtract those back when calculating Economic earnings because gains and losses on changes in the fair value of contingent consideration are considered regular following an acquisition. In addition, we do not adjust Economic earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic earnings per share represents Economic earnings divided by diluted weighted average shares outstanding.

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Income attributable to Westwood Holdings Group, Inc.	$782	$1,863	$478
Stock-based compensation expense	1,261	1,223	1,327
Intangible amortization	782	802	1,045
Tax benefit from goodwill amortization	136	136	124
Tax impact of adjustments to GAAP income	(114)	(748)	(460)
Economic earnings	$2,847	$3,276	$2,514
Earnings per share	$0.09	$0.21	$0.05
Stock-based compensation expense	0.13	0.14	0.15
Intangible amortization	0.08	0.07	0.13
Tax benefit from goodwill amortization	0.02	0.02	0.01
Tax impact of adjustments to GAAP income	(0.01)	(0.08)	(0.05)
Economic earnings per share	$0.31	$0.36	$0.29
Diluted weighted average shares	9,041,922	9,003,337	8,781,743